Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the reference to Netherland Sewell & Associates, Inc. under the heading “Experts” in the Registration Statement on Form S-4 of The Williams Companies, Inc. (the “Registration Statement”), and to the reference to our audit of the proved reserves estimates of The Williams Companies, Inc. for the year ended December 31, 2008, in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
May 22, 2009